                    EXHIBIT 21.1--SUBSIDIARIES OF REGISTRANT

     The following is a list of the Corporation's consolidated subsidiaries as of January 31, 1999. The Corporation owns, directly or indirectly, 100% of the voting securities of each subsidiary, unless noted otherwise and except for director's qualifying shares.

                                                                                                  STATE OR
                                                                                               JURISDICTION OF
NAME                                                                                             ORGANIZATION
----                                                                                           ------------
Conley Corporation...........................................................................  Delaware
EMC (Benelux) B.V............................................................................  The Netherlands
EMC Computer Storage Systems (Israel) Ltd....................................................  Israel
EMC Computer Storage Systems (Sales and Services) Ltd........................................  Israel
EMC Computer Systems AG......................................................................  Switzerland
EMC Computer Systems Argentina S.A...........................................................  Argentina
EMC Computer-Systems A/S.....................................................................  Denmark
EMC Computer-Systems AS......................................................................  Norway
EMC Computer Systems Austria GmbH............................................................  Austria
EMC Computer Systems (Benelux) B.V...........................................................  The Netherlands
EMC Computer-Systems Brazil Ltda.............................................................  Brazil
EMC Computer Systems California, Inc.........................................................  Delaware
EMC Computer-Systems Deutschland GmbH........................................................  Germany
EMC Computer Systems (F.E.) Ltd..............................................................  Hong Kong
EMC Computer Systems France S.A..............................................................  France
EMC Computer-Systems Ireland Limited.........................................................  Ireland
EMC Computer Systems Italia S.p.A............................................................  Italy
EMC Computer-Systems OY......................................................................  Finland
EMC Computer Systems Poland..................................................................  Poland
EMC Computer Systems (S.A.) (Pty.) Ltd.......................................................  South Africa
EMC Computer Systems (South Asia) Pte. Ltd...................................................  Singapore
EMC Computer Systems Spain S.L...............................................................  Spain
EMC Computer-Systems Svenska AB..............................................................  Sweden
EMC Computer Systems (U.K.) Limited..........................................................  United Kingdom
EMC Computer Systems Venezuela, S.A..........................................................  Venezuela
EMC Corporation of Canada....................................................................  Canada
EMC Foreign Sales Corporation (F.S.C.).......................................................  Barbados
EMC International Holdings, Inc..............................................................  Delaware
EMC Japan K.K.*..............................................................................  Japan
EMC Securities Corporation...................................................................  Massachusetts
Epoch, Inc...................................................................................  Delaware
Hankook EMC Computer Systems Chusik Hoesa....................................................  South Korea
M.C.I. Management and Computer Consulting Canada, Inc........................................  Canada
M.C.I. Management and Computer Consulting, Inc...............................................  Canada
M.C.I. Management and Computer Consulting International, Inc.................................  Canada
MCI S.A......................................................................................  France
Management Consulting & Informatic Ltd.......................................................  Israel
McDATA Asia Pacific Pte. Ltd.................................................................  Singapore
McDATA Corporation**.........................................................................  Delaware
McDATA Holdings Corporation..................................................................  Delaware
McDATA International.........................................................................  U.S. Virgin Islands
Millennia III, Inc...........................................................................  Delaware
P2i..........................................................................................  France

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*95% owned by EMC Corporation
**89% owned by McData Holdings Corporation.